Exhibit 99.1

EDTECHX HOLDINGS ACQUISITION CORP. II ANNOUNCES PRICING OF $100 MILLION INITIAL PUBLIC OFFERING

London, UK, Dec. 10, 2020 (GLOBE NEWSWIRE) -- EdtechX Holdings Acquisition Corp. II (Nasdaq: EDTXU) (the “Company”) announced today that it priced its initial public offering of 10,000,000 units at $10.00 per unit. The units will commence trading tomorrow, December 11, 2020, on The Nasdaq Capital Market under the symbol “EDTXU”. Each unit consists of one share of the Company’s Class A common stock, $0.0001 par value per share (“Class A Common Stock”), and one-half of one redeemable warrant (“Warrant”) with each whole Warrant entitling the holder to purchase one share of Class A Common Stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A Common Stock and Warrants are expected to be traded on The Nasdaq Capital Market under the symbols “EDTX”, and “EDTXW”, respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

The underwriters have been granted a 45-day option to purchase up to an additional 1,500,000 units offered by the Company to cover over-allotments, if any.

The offering is expected to close on or about December 15, 2020, subject to customary closing conditions.

Jefferies LLC is acting as the sole book-running manager of the offering and Macquarie Capital is acting as the lead manager of the offering.

A registration statement relating to these securities has been declared effective by the U.S. Securities and Exchange Commission on December 10, 2020. The offering is being made only by means of a prospectus, copies of which may be obtained by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by telephone at 877-821-7388 or by email at Prospectus_Department@Jefferies.com. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About EdtechX Holdings Acquisition Corp. II

EdtechX Holdings Acquisition Corp. II is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although the Company initially intends to focus on target businesses in the education, training, reskilling, human capital and education technology industries.  EdtechX Holdings Acquisition Corp. II is led by its founders, Charles McIntyre, Executive Chairman and Chief Investment Officer, and Benjamin Vedrenne-Cloquet, Chief Executive Officer.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the initial public offering, the anticipated use of the proceeds thereof and the search for an initial business combination, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:

Investor and Media Relations:
Global
Citigate Dewe Rogerson
Christen Thomson
christen.thomson@citigatedewerogerson.com

North America
SPAC Alpha IR+
Chris Tyson / Doug Hobbs
EDTX@mzgroup.us
949-491-8235